Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-257137, 333-239463, 333-232253, 333-232255, 333-219867, 333-219869, 333-205694, 333-189336, 333-182142, 333-151728 and 333-117602) and on Form S-3 (Nos. 333-249917, 333-239199, 333-235399 and 333-215747) of Celldex Therapeutics, Inc. of our report dated February 28, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2023